American Eagle Energy Reports Results for Fourth Quarter 2013

DENVER, CO—March 26, 2014—American Eagle Energy Corporation (NYSE MKT: AMZG) (“American Eagle” or the “Company”), announces record oil production and record Adjusted EBITDA for the fourth quarter ended December 31, 2013. The Company intends to file its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission on or before Monday, March 31, 2014.

Fourth Quarter 2013 Highlights

•	American Eagle reports record quarterly oil production of 172,829 barrels of oil equivalent (“BOE”), or an average of 1,879 barrels of oil equivalent per day (“BOEPD”). Fourth quarter production was up 38% from 125,343 BOE (1,362 BOEPD) quarter-over-quarter for the period ended September 30, 2013 (“QOQ”) and up 185% from 60,653 BOE (659 BOEPD) year-over-year for the quarter ended December 31, 2012 (“YOY”);
•	Record quarterly oil and gas sales of $13.5 million, up 16% QOQ and up 174% YOY;
•	Record Adjusted EBITDA* of $7.6 million or $0.42 per diluted share; and
•	Adjusted Cash Flow* of $4.8 million or $0.26 per diluted share.

* Non-GAAP financial measure. Please see Adjusted EBITDA and Adjusted Cash Flow descriptions and tables later in this earnings release for a reconciliation of these measures to their nearest comparable GAAP measure.

Management Comments

Brad Colby, President and CEO of American Eagle, said, “We are pleased to announce our fourth quarter results which include both record oil production and Adjusted EBITDA. We are in the process of closing the second part of our previously announced acquisition with capital from the successful closing of an $83.5 million equity offering. Our current two rig program is working to increase production and develop reserves in the proven area of Spyglass with infill drilling in the Three Forks and Middle Bakken zones and to expand the current proved area to the west and south with a combination of Middle Bakken and Three Forks wells. We look forward to continued increases in production, cash flow and proved reserves.”

Fourth Quarter 2013 Financial and Operational Results

For the quarter ended December 31, 2013, the Company had oil and gas sales of $13.5 million, which represented an increase of 16% from $11.6 million in oil and gas sales for the third quarter ended September 30, 2013 and an increase of 174% from $4.9 million for the fourth quarter ended December 31, 2012. This increase in revenue is due primarily to production from 28 gross (13.7 net) operated wells in the Spyglass area producing in the Three Forks and Bakken formations as of December 31, 2013, compared to production from 24 gross (7.9 net) operated wells at the end of September 30, 2013 and 9 gross (2.1 net) operated wells as of December 31, 2012. Oil represented 98% of revenue and 95% of production during the fourth quarter 2013.

Adjusted EBITDA for fourth quarter 2013 was $7.6 million, up 6% from $7.2 million for the third quarter ended September 30, 2013 and up over 213% from $2.4 million for the fourth quarter ended December 31, 2012. The increase in Adjusted EBITDA from the most recent quarter mostly resulted from higher revenues from increased production which increased 38% QOQ and was partially offset by a lower realized oil price which was down 11% QOQ including the positive effect of hedges during the quarter. Lease operating expenses for the quarter ended December 31, 2013 were $13.59/BOE, which were higher than normal due to extreme weather conditions and increased workovers. American Eagle added four gross (0.3 net) operated wells to production during the quarter ended December 31, 2013 and benefited from the October 2013 acquisition that increased working interests in its operating area. On a YOY basis, the higher production and revenue helped to leverage operating expenses as general and administrative expenses, excluding stock-based compensation, decreased from $19.39 per BOE to $15.07 per BOE. General and administrative expenses grew quarter-over-quarter due to higher legal and accounting fees incurred in connection with the Company’s transition to the NYSE MKT exchange, as well as increased personnel costs related to staff expansion and compensation. Adjusted EBITDA per BOE for the quarter ended December 31, 2013 was $44.16, compared to $57.36 per BOE for the third quarter ended September 30, 2013 and $40.16 per BOE for the fourth quarter ended December 31, 2012.

	Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2013	2013	2013	2013	2012
Crude Oil Revenues ($000s)	$13,272	$11,585	$10,366	$7,628	$4,920
Natural Gas Revenues ($000s)	$114	$26	$4	$1	$3
Natural Gas Liquids Revenues ($000s)	$115	$28	$0	$0	$0

Net Production:
Crude Oil (Barrels)	164,923	123,343	117,000	87,440	60,526
Crude Oil Mix	95%	98%	100%	100%	100%
Natural Gas (Mcf)	20,056	6,333	981	187	759
Natural Gas Liquids (Barrels)	4,563	944	0	0	0

Total Net Production (BOE)	172,829	125,343	117,164	87,471	60,653
Quarter-Over-Quarter Increase	38%	7%	34%	44%	60%

Average Daily Production (BOEPD)	1,879	1,362	1,288	972	659
Quarter-Over-Quarter Increase	38%	6%	33%	48%	60%

Average Sales Prices:
Crude Oil Per Barrel	$80.48	$93.92	$88.60	$87.23	$81.29
Effect of Settled Oil Derivatives Per Barrel	$4.16	$0.94	$0.00	$0.00	$0.00
Crude Oil Net of Settled Derivatives Per Barrel	$84.64	$94.86	$88.60	$87.23	$81.29
Natural Gas Per Mcf	$5.67	$4.09	$4.39	$5.70	$3.43
Natural Gas Liquids Per Barrel	$25.27	$29.67	$0.00	$0.00	$0.00
Realized Price Per BOE	$82.10	$93.78	$88.51	$87.21	$81.16

Average Per BOE:
Lease Operating Expenses	$13.59	$14.09	$15.31	$9.27	$13.06
Production Taxes	$9.28	$10.28	$9.89	$9.58	$8.55
G&A Expenses, Excluding Stock-Based Compensation	$15.07	$12.04	$8.31	$12.23	$19.39
Total	$37.94	$36.41	$33.51	$31.08	$41.00

Adjusted EBITDA per BOE	$44.16	$57.36	$54.99	$56.14	$40.16

Well Development Activity

Since the Company’s March 4, 2014 operations update, it has continued to drill and complete wells successfully. In that update, American Eagle released preliminary results on wells that were in the early stages of cleaning out and were just starting to produce crude oil. Below is an updated summary of average production per well based on days produced:

		IP Rate	Lateral Length	Approximate	Infill Number
Well	Formation	BOEPD[1]	Feet	DSU[2] Acres	in DSU[2]
Lynda 15-32-164-101 (29 & 32)	Three Forks	353	5,534	800	1st Three Forks well

Tangedal 13-31-164-101 (30 & 31)	Three Forks	391	5,784	800	1st Three Forks well

Janice 2-3- 163-101 (3 & 10)	Bakken	273	9,473	1,280	4th well in DSU, 1st Bakken

[1] IP Rate BOEPD is calculated taking the cumulative production from each well divided by the number of days each well has been on production. Number of producing days is detailed below.
[2] Drill spacing unit (“DSU”)

The Lynda 15-32 well is a Three Forks well that is on the western edge of our Spyglass area. The Lynda 15-32 produced an average of 353 BOEPD during the first 30 days of production. The well is a short lateral in a correctional spacing unit of approximately 800 net acres near the Canadian border.

The Tangedal 13-31 well is a Three Forks well located one DSU west of the Lynda 15-32 well. In the March 4, 2014 operations update, the Tangedal 13-31 produced an average of 391 BOEPD during the eight days of flowback following the hydraulic stimulation. The well has just been put on pump following the cleanout of the lateral section. The well is a short lateral due to the location in another 800 acre spacing unit adjacent to the Canadian border.

The Janice 2-3 well is a Bakken well that is in the middle of our Spyglass area and is the fourth well in the DSU that includes three producing Three Forks wells. The Janice 2-3 has a total of 20 days on pump and has produced an average of 273 BOEPD. The well is a long lateral on a 1,280 acre spacing unit.

Since the March 4, 2014 operations update, the Company has recently completed and placed on pump the Harvard State 16-36S (Bakken long lateral in eastern Spyglass), Tangedal 13-31 (Three Forks short lateral in western Spyglass) and Taylor 16-1E (Bakken long lateral furthest east Farm-Out well in western Spyglass). The Haugen 15-12 (Three Forks long lateral furthest west Farm-Out well in western Spyglass), Blackwatch 2-2N (Bakken short lateral Carry well in eastern Spyglass) and Braelynne 2-2N (Bakken short lateral Carry well in eastern Spyglass) have been stimulated and are being cleaned out and prepped for production. American Eagle plans to announce results of the wells once it has achieved approximately 30 days of cumulative production. The Company anticipates releasing results for these wells along with or before announcing first quarter 2014 operational results in May. American Eagle has been pleased with results to date and looks forward to providing additional detail when available.

Liquidity and Shares Outstanding

As of December 31, 2013, American Eagle had approximately $31.9 million in cash and $108.0 million total debt outstanding. On March 24, 2014, the Company completed the sale of 12,650,000 shares of its common stock at $6.60 per share for gross proceeds of approximately $83.5 million and net proceeds of approximately $78.0 million. American Eagle is in the process of closing the second part of the previously announced acquisition in its Spyglass area. For a gross purchase price of approximately $47 million the Company is acquiring approximately 8,244 net acres in Spyglass with production of approximately 450 BOEPD. American Eagle is financing the acquisition with a portion of the proceeds from the equity offering. Pro forma for the common stock offering including exercise of the underwriter’s overallotment option and closing of the March 2014 acquisition, the Company’s cash balance would be approximately $62.9 million, with $108.0 million of outstanding debt and 30.4 million shares of common stock outstanding.

American Eagle believes that its cash on hand, cash flow from operations, proceeds from its recently completed share issuance, and anticipated additional availability under the credit facility driven by increased proved producing reserves should adequately fund its two-rig drilling program to drill 24 gross (13.8 net) operated wells per year in 2014 and beyond.

Non-GAAP Financial Measures

Adjusted EBITDA

In addition to reporting net income (loss) as defined under GAAP, American Eagle also presents net earnings before interest income, dividend income, interest expense, income taxes, depletion, depreciation, and amortization, non-cash expenses related to stock-based compensation, impairment of oil and gas properties, loss on early extinguishment of debt, and unrealized loss (gain) from mark-to-market on derivatives recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and the calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, American Eagle believes the measure is useful in evaluating its fundamental core operating performance. The Company also believes that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. American Eagle’s management uses Adjusted EBITDA to manage its business, including in preparing its annual operating budget and financial projections. Management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

Net income (loss)	$(462,160)	$(936,237)	$2,637,484	$355,347	$(9,679,580)
Less: Interest income	(6,964)	(1,700)	(1,472)	(3,156)	(1,566)
Less: Dividend income	(16,523)	(16,697)	(16,982)	(17,240)	(17,499)
Add: Interest expense	3,207,039	1,315,865	414,797	418,340	-
Add: Income tax expense (benefit)	130,056	(646,123)	1,192,691	1,092,092	(594,081)
Add: Depletion, depreciation and amortization	4,158,124	2,524,039	2,116,378	1,274,923	1,713,556
Add: Stock-based compensation	375,756	302,842	287,172	237,348	260,922
Add: Impairment of oil and gas properties	206,508	-	-	1,525,027	10,631,345
Add: Loss on early extinguishment of debt	-	3,713,972	-	-	-
Add: Unrealized loss on derivatives	39,569	934,287	(186,754)	27,507	122,651
Adjusted EBITDA	$7,631,405	$7,190,248	$6,443,314	$4,910,188	$2,435,748

Adjusted Cash Flow

In addition to reporting net income (loss) as defined under GAAP, American Eagle also presents cash flow after paying interest expense (“Adjusted Cash Flow”), which is a non-GAAP performance measure. Adjusted Cash Flow consists of Adjusted EBITDA after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and the calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, American Eagle believes the measure is useful in evaluating its fundamental core operating performance. The Company also believes that Adjusted Cash Flow is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. American Eagle’s management uses Adjusted Cash Flow to manage its business, including in preparing its annual operating budget and financial projections. Management does not view Adjusted Cash Flow in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of Adjusted EBITDA to Adjusted Cash Flow for the periods presented:

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

Adjusted EBITDA (1)	$7,631,405	$7,190,248	$6,443,314	$4,910,188	$2,435,748
Less: Interest expense	(3,207,039)	(1,315,865)	(414,797)	(418,340)	-
Add: Amortization of deferred financing	327,922	161,758	66,944	45,231	-
Adjusted Cash Flow	$4,752,288	$6,036,141	$6,095,461	$4,537,079	$2,435,748

Adjusted Cash Flow per share - basic	$0.27	$0.46	$0.49	$0.36	$0.21
Adjusted Cash Flow per share - diluted	$0.26	$0.44	$0.47	$0.35	$0.21

Weighted average shares - basic	17,586,970	13,223,608	12,517,087	12,472,642	11,460,696
Weighted average shares - diluted	18,287,405	13,732,595	12,992,218	12,889,584	11,558,758

(1) See previous table for reconciliation of net income (loss) to Adjusted EBITDA.

Adjusted Income

In addition to reporting net income (loss) as defined under GAAP, American Eagle also presents net earnings before the impairment of oil and gas properties, loss on early extinguishment of debt, and the effect of unrealized loss (gain) from mark-to-market on derivatives (“adjusted income (loss)”), which is a non-GAAP performance measure. Adjusted income (loss) consists of net earnings after adjustment for those items described in the table below. Adjusted income (loss) does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, American Eagle believes the measure is useful in evaluating its fundamental core operating performance. The Company also believes that adjusted income (loss) is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. American Eagle’s management uses adjusted income (loss) to manage its business, including in preparing its annual operating budget and financial projections. Management does not view adjusted income (loss) in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net income (loss), to adjusted income (loss) for the periods presented:

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

Net income (loss)	$(462,160)	$(936,237)	$2,637,484	$355,347	$(9,679,580)
Add: Impairment of oil and gas properties	206,508	-	-	1,525,027	10,631,345
Add: Loss on early extinguishment of debt	-	3,713,972	-	-	-
Add: Unrealized loss on derivatives	39,569	934,287	(186,754)	27,507	122,651
Adjusted Income	$(216,083)	$3,712,022	$2,450,730	$1,907,881	$1,074,416

Adjusted Income per share - basic	$(0.01)	$0.28	$0.20	$0.15	$0.09
Adjusted Income per share - diluted	$(0.01)	$0.27	$0.19	$0.15	$0.09

Weighted average shares - basic	17,586,970	13,223,608	12,517,087	12,472,642	11,460,696
Weighted average shares - diluted	18,287,405	13,732,595	12,992,218	12,889,584	11,558,758

Conference Call

American Eagle will host a conference call on Thursday, March 27, 2014 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time) to discuss financial and operational results for the quarter.

American Eagle Energy Corporation 4Q 2013 Financial and Operational Results Conference Call
Date:	Thursday, March 27, 2014
Time:	10:00 a.m. Eastern Time
9:00 a.m. Central Time
8:00 a.m. Mountain Time
7:00 a.m. Pacific Time
Webcast:	Live and rebroadcast over the Internet at American Eagle website
Website:	www.americaneagleenergy.com
Telephone Dial-In:	877-407-9171 (toll-free) and 201-493-6757 (international)

Telephone Replay:	Available through Thursday, April 3, 2014
877-660-6853 (toll-free) and 201-612-7415 (international)
Passcode: 13572777

ABOUT AMERICAN EAGLE ENERGY CORPORATION

American Eagle Energy Corporation is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota, targeting the Bakken and Three Forks shale oil formations. The Company is based in Denver, CO. More information about American Eagle can be found at www.americaneagleenergy.com or by contacting investor relations at 303-798-5235 or ir@amzgcorp.com. Company filings with the Securities and Exchange Commission can be obtained free of charge at the SEC’s website at www.sec.gov.

SAFE HARBOR

This press release may contain forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this press release regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “possible,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the amount we may invest, the location, and the scale of the drilling projects in which we intend to participate; our beliefs with respect to the potential value of drilling projects; our beliefs with regard to the impact of environmental and other regulations on our business; our beliefs with respect to the strengths of our business model; our assumptions, beliefs, and expectations with respect to future market conditions; our plans for future capital expenditures; and our capital needs, the adequacy of our capital resources, and potential sources of capital.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

AMERICAN EAGLE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three-Month Period		For the Twelve-Month Period
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Oil and gas sales	$13,501,357	$4,922,504	$43,138,957	$10,713,946
Operating expenses:
Oil and gas production costs	3,952,097	1,310,646	11,609,106	3,200,171
General and administrative	2,980,882	1,437,033	7,360,796	4,503,759
Depletion, depreciation and amortization expense	4,158,124	1,713,556	10,073,464	2,860,187
Impairment of oil and gas properties, subject to amortization	206,508	10,631,345	1,731,535	10,631,345
Total operating expenses	11,297,611	15,092,580	30,774,901	21,195,462
Total operating income (loss)	2,203,746	486,714	12,364,056	(10,481,516)
Interest income	6,964	1,895	13,292	8,335
Dividend income	16,523	17,425	67,442	63,654
Interest expense	(3,207,039)	-	(5,356,041)	(706)
Loss on early extinguishment of debt	-	-	(3,713,972)	-
Realized gain on derivatives	687,274	-	802,982	-
Unrealized loss on derivatives	(39,569)	-	(814,609)	(122,651)
Income (loss) before taxes	(332,101)	506,034	3,363,150	(10,532,884)
Income tax benefit (expense)	(130,056)	386,160	1,768,716	(1,240,010)
Net income (loss)	$(462,157)	$892,194	$1,594,434	$(9,292,874)

Net income (loss) per common share:
Basic	$(0.03)	$0.08	$0.11	$(0.81)
Diluted	$(0.03)	$0.08	$0.11	$(0.81)

Weighted average number of shares outstanding -
Basic	17,586,970	11,460,696	13,961,688	11,448,048
Diluted	18,287,405	11,558,758	14,598,836	11,448,048

CONTACT:

Marty Beskow, CFA

Vice President of Capital Markets and Strategy

American Eagle Energy Corporation

720-330-8378

ir@amzgcorp.com

www.americaneagleenergy.com